UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	85-1132665
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Share Purchase Rights

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 amends the Registration Statement on Form 8-A of ACT Teleconferencing, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on December 7, 1999.

Item 1. Description of Registrant’s Securities To Be Registered.

The description of the securities of the Registrant registered hereby is incorporated by reference to the description thereof set forth under the heading “Item 1. Description of Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A (SEC File No. 000-27560), as filed with the SEC on December 7, 1999, and to the description of the First Amendment to Rights Agreement, dated as of June 30, 2005 (collectively, the “Amended Rights Agreement”), between the Company and Computershare Trust Company, Inc. (the “Rights Agent”), set forth under Item 1.01 of the Registrant’s Current Report on Form 8-K (SEC File No. 000-27560), and to the full text of such amendment filed as Exhibit 10.3 to such Form 8-K, each as filed with the SEC on July 8, 2005.

On September 11, 2006, the Company amended its Amended Rights Agreement (the “Amendment”) to accelerate to September 12, 2006 the final expiration date and thereby cause the early termination of the Amended Rights Agreement.

The foregoing description of the securities and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Rights Agreement and the Amendment, which are incorporated herein and as Exhibits 1, 2 and 3 hereto by reference.

Item 2. Exhibits.

The following exhibits are part of this Registration Statement:

1. Rights Agreement dated as of November 18, 1999 (previously filed)

2. First Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and the Rights Agent (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 8, 2005)

3. Second Amendment to Rights Agreement, dated as of September 11, 2006, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 14, 2006)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC.

Date: September 14, 2006	By:	/s/ Gene Warren
	Name:	Gene Warren
	Title:	CEO

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EXHIBIT INDEX

Exhibit Number	Description
1.	Rights Agreement dated as of November 18, 1999 (previously filed)

2.	First Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and the Rights Agent (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 8, 2005)

3.	Second Amendment to Rights Agreement, dated as of September 11, 2006, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 14, 2006)

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